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                                                                   EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 2000-A
                              OFFICER'S CERTIFICATE


Bank One, National Association                  Banker's Trust Company
One Bank One Plaza, Suite 0126                  Four Albany Street
Chicago, Illinois 60670                         New York, New York  10006
ATTN: Corporate Trust Administration            ATTN: Corporate Trust & Agency
                                                      Group Structured Finance
Phone:   (312) 407-0192                         Phone:  (212) 250-6501
Fax:     (312) 407-1708                         Fax:    (212) 250-6439

Key Bank USA, National Association              MBIA Insurance Corporation
800 Superior Ave, 4th Floor                     113 King Street
Cleveland, OH   44114                           Armonk, NY 10504
ATTN:   Senior Vice President                   ATTN: Data Administration
         Key Education Resources                Phone:  (914) 765-3772
Phone:   (216) 828-9342                         Fax:    (914) 765-3810
Fax:     (216) 828-9417




Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from the inception of the Trust through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period





                                   Great Lakes Educational Loan Services, Inc.,
                                   Subservicer
Date:    3/13/01                   By:  /s/ Michael J. Noack
     ------------------------         ---------------------------------------
                                   Name: Michael J. Noack
                                   Title: Secretary